UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2024

Next Technology Holding Inc. (formerly known as “WeTrade Group Inc.”)
(Exact name of Company as specified in charter)

Wyoming	001-41450	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Room 519, 05/F Block T3

Qianhai Premier Finance Centre Unit 2

Guiwan Area, Nanshan District, Shenzhen, China 518000

+852-5338 4226

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2024, Mr. Ken Tsang tendered his resignation as a Chief Financial Officer of Next Technology Holding Inc. (the “Company”), effective October 21, 2024. Mr. Tsang’s resignation was not the result of any disagreement with the Company’s operations, policies or procedures. Mr. Tsang’s resignation letter is attached hereto as Exhibit 10.1.

On October 21, 2024, approved by the Board of Directors, Ms. Eve Chan was appointed as the Chief Financial Officer of the Company, effective October 21, 2024.

The biographical information of Ms. Eve Chan is set forth below:

Ms. Eve Chan, age 40, is a member of Certified Public Accountants Australia with more than 15 years of experiences in accounting, audit and corporate experiences with several listed and private companies operating in USA, Hong Kong and Singapore. She has experience in a wide variety of industries, including BTC mining, property development, property management, investment companies, general trading and manufacturing. Ms. Chan graduated with a bachelor’s degree from University of Sydney in 2005. From August 2018 to October 2022, Ms. Chan served as Assistant Vice President at RHB Investment Bank Limited, and was principally responsible for advising on corporate restructuring for private and public companies in Hong Kong, Singapore, and Malaysia. From November 2022 to September 2024, Ms. Chan served as Financial Controller at X Capital Investment PTE. LTD., responsible for accounting and financial affairs, corporate financing and compliance.

Ms. Chan does not have a family relationship with any director or executive officer of the Company. She has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Chan entered into an employment agreement with the Company and agreed to receive an annual compensation of $24,000, effective October 21, 2024. The employment agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Resignation Letter from Ken Tsang to Next Technology Holding Inc., dated October 21, 2024
10.2	Employment Agreement between Next Technology Holding Inc. and Eve Chan, dated October 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT TECHNOLOGY HOLDING INC.

Date: October 21, 2024	By:	/s/ Wei Hong Liu
	Name:	Wei Hong Liu
	Title:	CEO

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